Exhibit 99.1

BM TECHNOLOGIES SECURES NEW BANK PARTNER AND
EXTENDS KEY PARTNERSHIPS; NEW VARIABLE PRICING
STRUCTURE BENEFITS REVENUES

Two Year Extension of Existing and Largest BaaS Partnership

New Bank Partnership with First Carolina Bank for Higher Education Business

New Agreement with Customers Bank for Existing and Largest BaaS Partnership

RADNOR, PA, March 22, 2023- BM Technologies, Inc. (NYSE American: BMTX), one of the largest digital banking platforms and Banking-as-a-Service (BaaS) providers, today announced that the Company has executed a new Deposit Processing Services Agreement (DPSA) with First Carolina Bank for the Higher Education business and a new DPSA with Customers Bank for our existing and largest BaaS partnership deposits. Both bank partnership agreements include variable rate servicing fees which will result in superior economics for BMTX in the current interest rate environment.

“We are excited to kick-off 2023 with these key agreements in place. The new variable rate pricing structure of these agreements significantly improves our revenue outlook in 2023, and adding a new Durbin-exempt partner bank for the Higher Education business provides a further benefit to interchange revenues” said Luvleen Sidhu, Chair, CEO, and Founder of BMTX. Sidhu further added, “we selected First Carolina Bank due in large part to its strong regulatory capital, ample liquidity, clean credit, respected management team, and solid profitability.”

At the current effective federal funds rate, the collective benefit of the variable rate servicing fee structure would result in a margin increase of more than 100 basis points on average serviced deposits from the prior fixed rate servicing fee structure.

The Company will host a conference call and webcast on Monday, March 27, 2023, at 5:00 pm ET to discuss fourth quarter and full year 2022 results and this announcement. The conference call will be webcast live from BMTX’s investor relations website. A replay will be available following the call.

About BM Technologies, Inc.

BM Technologies, Inc. (NYSE American: BMTX) - formerly known as BankMobile - is among the largest Banking-as-a-Service (BaaS) providers in the country, providing access to checking and savings accounts, personal loans, and financial wellness. It is focused on technology, innovation, easy-to-use products, and education with the mission to financially empower millions of Americans by providing a more affordable, transparent, and consumer-friendly banking experience. BM Technologies, Inc. (BMTX) is a technology company and is not a bank, which means it provides banking services through its partner bank. More information can be found at www.bmtx.com.

Forward Looking Statements:

This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. These risks and uncertainties include, but are not limited to, general economic conditions, consumer adoption, technology and competition, the ability to enter into new partnerships, regulatory risks, risks associated with the higher education industry and financing, and the operations and performance of the Company’s partners, including bank partners and BasS partners, and other factors described in the section entitled “Risk Factors” and in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). The Company’s SEC filings are available publicly on the SEC website at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Contact:

Brigit Hennaman

Rubenstein Public Relations

bhennaman@rubensteinpr.com

212-805-3005

Investors:

Jim Dullinger, Chief Financial Officer

BM Technologies, Inc.

jdullinger@bmtx.com

484-985-2604